UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2016

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported in a Form 8-K dated April 7, 2016, the Compensation Committee and Board of Directors of Pier 1 Imports, Inc. (the “Company”) approved the fiscal year 2017 long-term restricted stock incentive awards.  As previously reported in a Form 8-K dated April 15, 2016, the Company’s named executive officers, other than Alexander W. Smith, its President and Chief Executive Officer, received approximately 40% of their targeted fiscal year 2017 long-term equity incentive awards (time-based restricted stock) on April 15, 2016.  The Company’s named executive officers, other than Mr. Smith, received approximately 60% of their targeted fiscal year 2017 long-term equity incentive awards (performance-based restricted stock) on May 24, 2016.  Mr. Smith is not receiving a long-term equity incentive award for fiscal year 2017, as previously reported in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders.

Information regarding the May 24, 2016 long-term equity incentive awards for the named executive officers is set forth in Exhibit 10.1 and the Company’s restricted stock award agreement forms for these grants are attached as Exhibits 10.2 and 10.3.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Summary of Long-Term Equity Incentive Awards (Restricted Stock Performance-Based Vesting) for the named executive officers

10.2	Form of Restricted Stock Award Agreement – May 24, 2016 Performance-Based Award

10.3	Form of Restricted Stock Award Agreement – May 24, 2016 Performance-Based Award (“ROIC”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	May 26, 2016	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Long-Term Equity Incentive Awards (Restricted Stock Performance-Based Vesting) for the named executive officers

10.2	Form of Restricted Stock Award Agreement – May 24, 2016 Performance-Based Award

10.3	Form of Restricted Stock Award Agreement – May 24, 2016 Performance-Based Award (“ROIC”)